WRITTEN CONSENT OF DIRECTORS
                       TO CORPORATE ACTION WITHOUT MEETING
                           BY MAXIMUM DYNAMICS, INC.,
                             a Colorado corporation

         The undersigned are the only members of, and, therefore, constitute, the Board of Directors of Maximum Dynamics, Inc., a Colorado corporation ("Corporation"), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

         RESOLVED, that the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to issue S-8 registered shares of Common Stock to Franco Maccioni, Darryn Trefz, Eric Majors, Paul Stabnow, Joshua Wolcott, and T'Christopher Gardener as payment for wages and services.

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes that 600,000 shares of S-8 registered Common Stock be issued to Franco Maccioni as payment for wages; that 50,000 shares of S-8 registered Common Stock be issued to Darryn Trefz as payment for wages; that 800,000 shares of S-8 registered Common Stock be issued to Eric Majors as payment for wages; that 200,000 shares of S-8 registered Common Stock be issued to Paul Stabnow as payment for wages; that 800,000 shares of S-8 registered Common Stock be issued to Joshua Wolcott as payment for wages; and that 50,000 shares of S-8 registered Common Stock be issued to T'Christopher Gardener.

         RESOLVED, FURTHER, that the Company undertake the necessary actions to get these 2,500,000 shares of Common Stock registered as S-8 stock.

         RESOLVED, FURTHER, that the Board of Directors of this Corporation has determined that it is in the best interests of the Corporation to issue unregistered shares of Common Stock to Eric Majors, Paul Stabnow, and Joshua Wolcott as payment for wages and services.

         RESOLVED, FURTHER, that the Board of Directors hereby authorizes that 1,200,000 shares of unregistered Common Stock be issued to Eric Majors as payment for wages; that 600,000 shares of unregistered Common Stock be issued to Paul Stabnow as payment for wages; and that 1,200,000 shares of unregistered Common Stock be issued to Joshua Wolcott as payment for wages.

         This consent is executed pursuant to the applicable provisions of the Colorado General Corporation Law and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.

October 6, 2003                             /s/  Eric Majors
                                            ------------------------------
                                            Eric Majors, Director


October 6, 2003                             /s/ Joshua Wolcott
                                            ------------------------------
                                            Joshua Wolcott, Director


October 6, 2003                             /s/ Paul Stabnow
                                            ------------------------------
                                            Paul Stabnow, Director